UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 2, 2004
Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA 22033
(Address of principal executive offices)

(703) 218-6000
(Registrant's telephone number, including area code)

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER
                  REGISTRANT'S EMPLOYEE BENEFIT PLANS

This Form 8-K relates solely to an administrative matter concerning the ManTech International 401(k) Plan. The ManTech International 401(k) Plan will be changing record keepers effective September 8, 2004. To implement this change administratively, participants in the plan will be temporarily unable to engage in certain plan transactions. This “blackout” period is expected to begin on August 16, 2004 at 4:00 p.m., Eastern Standard Time and is expected to end during the week of September 19, 2004. During this blackout period, participants will be unable to take new loans or other distributions from the plan, and, for a portion of this period, direct or change investments in the plan, including any investments in Company stock held in the ManTech International 401(k) Plan.

During this blackout period, Section 306(a) of the Sarbanes Oxley Act prohibits ManTech directors and executive officers from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring ManTech common stock.

The ManTech International 401(k) Plan originally mailed notice of the blackout dates to ManTech and 401(k) Plan participants on July 9, 2004 and sent an updated notification on August 2, 2004. ManTech is notifying its directors and executive officers of relevant trading restrictions contemporaneously with this filing. Inquiries from 401(k) Plan participants regarding the blackout, including questions about whether the blackout period has started or ended, should be directed to Margo Mentus, ManTech Human Resources, 703-218-6008, 12015 Lee Jackson Highway, Fairfax VA 22033. Any inquiries from investors should be directed to Maureen Crystal, Executive Director, Investor Relations,703-218-8262, and from the media or others should be directed to Mark A. Root, Executive Director, Corporate Communications, 703-218-8397, each of whom's address is at Mantech International Corporation, 12015 Lee Jackson Highway, Fairfax VA 22033.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                     MANTECH INTERNATIONAL CORPORATION

Date:  August 2, 2004

/s/ Ronald R. Spoehel Name: Ronald R. Spoehel Title: Executive Vice President and Chief Financial Officer